                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2000
                                                          --------------

                               Dime Bancorp, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                                     001-13094                                              11-3197414
-----------------------------                         --------------                              --------------------------------
(State or Other Jurisdiction)                         (Commission                                 (IRS Employer
                                                        File Number)                                           Identification No.)


                 589 Fifth Avenue
                 New York, New York                                                     10017
            --------------------------------------------------------------------------------------
            (Address of Principal Executive Offices)                                    (Zip Code)


       Registrant's telephone number, including area code: (212) 326-6170
                                                           --------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

            On April 19, 2000, Dime Bancorp, Inc. issued the following earnings release:


                                             Contact:  Dime
                                                       Franklin L. Wright
                                                       (212) 326-6170


April 19, 2000
00/17

FOR IMMEDIATE RELEASE


                  DIME BANCORP REPORTS 15TH CONSECUTIVE QUARTER
                          OF RECORD OPERATING EARNINGS

            New York, NY -- April 19, 2000 -- Dime Bancorp, Inc. (NYSE:DME) today reported net income for the first quarter of 2000 of $65.3 million, a 19% increase from the $54.8 million earned for the 1999 first quarter. Earnings per share, on a diluted basis, were $0.59 for the 2000 first quarter, up 20% from $0.49 for the 1999 first quarter.

            Lawrence J. Toal, Dime's Chairman and Chief Executive Officer, said, "Our record operating results are all the more satisfying because they were accomplished despite a challenging interest rate environment, merger integration planning and the distraction of dealing with a hostile takeover attempt. Our retail and commercial banking businesses excelled, and our mortgage banking business was a solid contributor even with the slow-down in residential lending activity.

            "We believe our ability to produce consistently strong results reaffirms the validity of our business strategy, reflecting the growing diversity of our revenues and earnings. For example, in the 1999 first quarter, mortgage banking accounted for over 30% of our business segments' profits; in the 2000 first quarter, mortgage banking represented less than 10%, while the contributions of our retail and commercial businesses showed tremendous growth. We have also made excellent progress in continuing the transformation of our balance sheet, as evidenced by the continued growth of our consumer, commercial real estate and business loan portfolios, which in the aggregate increased $341 million, or 5%, during the 2000 first quarter. During the same period, deposits grew $144 million, with substantially all of the growth being in core deposits.

                                     -more-

            "Not only was the first quarter of 2000 our fifteenth consecutive quarter of higher operating earnings, but we ended it with excellent momentum across all our lines of business," concluded Mr. Toal.

OPERATING AND CASH OPERATING EARNINGS

            Operating earnings (reported earnings adjusted for the effects of certain non-recurring or unusual items) were $65.3 million, up 11% from $59.0 million in the 1999 first quarter and 5% from $62.3 million in the 1999 fourth quarter. On a per diluted share basis, operating earnings in the 2000 first quarter were $0.59, up 13% from $0.52 in the 1999 first quarter and 5% from $0.56 in the 1999 fourth quarter. Operating earnings in the 2000 first quarter and the 1999 fourth quarter were the same as reported earnings, while the 1999 first quarter included an adjustment to reported results for an after-tax extraordinary loss of $4.1 million on the early extinguishment of debt. The return on average stockholders' equity was 17.04% in the 2000 first quarter, up from 16.84% for the 1999 first quarter and 16.67% for the 1999 fourth quarter, and the return on average assets for those three periods was 1.11%, 1.09% and 1.07%, respectively, on an operating earnings basis.

            Cash operating earnings, which exclude the after-tax effect of goodwill amortization, were $71.7 million, or $0.64 per diluted share, for the first quarter of 2000, compared with $61.7 million, or $0.55 per diluted share, in the 1999 first quarter and $68.5 million, or $0.62 per diluted share, in the 1999 fourth quarter. On a cash operating earnings basis, the return on average tangible stockholders' equity was 28.59% in the first quarter of 2000, up from 21.00% for the 1999 first quarter and 27.27% for the 1999 fourth quarter, and the return on average tangible assets was 1.25% in the 2000 first quarter, improved from 1.15% in the 1999 first quarter and 1.21% in the 1999 fourth quarter.

NET INTEREST INCOME, NET INTEREST SPREAD AND MARGIN

            Net interest income was $154.7 million in the 2000 first quarter, up 14% from $135.5 million in the year-earlier period and up from $153.9 million in the 1999 fourth quarter. The improvement for the first quarter of 2000, compared with the year-earlier period, primarily reflected growth in interest-earning assets and their changing mix, partially offset by the effects of increases in market interest rates. The interest rate spread for the 2000 first quarter was 3.07%, up 27 basis points from 2.80% in the 1999 first quarter and two basis points from 3.05% in the 1999 fourth quarter. The net interest margin in the 2000 first quarter was 2.96%, up 21 basis points from 2.75% in the first quarter of 1999 but down two basis points from 2.98% in the 1999 fourth quarter.


                                     -more-

NON-INTEREST INCOME

            In the 2000 first quarter, non-interest income totaled $133.2 million, down from $149.2 million in the 1999 first quarter but up from $132.6 million in the 1999 fourth quarter. The $16.0 million decline between the 1999 first quarter and the 2000 first quarter was attributable to a $27.7 million decline in net gains on sales activities due to lower mortgage banking activity, which was partially offset by an $11.1 million improvement in fee income. Loan servicing and production fees were $66.8 million in the 2000 first quarter, up 8% from $61.9 million in the 1999 first quarter, banking service fees of $15.5 million in the 2000 first quarter were up 38% from $11.3 million in the 1999 first quarter, and fees from securities and insurance brokerage activities of $10.5 million in the first quarter of 2000 were up 22% from $8.6 million in the 1999 first quarter.

NON-INTEREST EXPENSE

            General and administrative expense in the 2000 first quarter declined 6% to $141.3 million from $149.6 million in the 1999 first quarter and 2% from $144.1 million in the 1999 fourth quarter. The decrease for the first quarter of 2000 from the year-earlier period primarily reflected a reduction in mortgage banking expenses as well as efficiencies and productivity improvements in retail and commercial banking, which more than offset the additional expenses related to Dime's purchases of Lakeview Savings Bank, Citibank's auto finance business and KeyBank's Long Island banking franchise in 1999.

            Amortization of mortgage servicing assets was $29.2 million in the 2000 first quarter, compared with $30.7 million in the 1999 first quarter and $29.0 million in the 1999 fourth quarter. Goodwill amortization was $8.3 million in the 2000 first quarter, up from $2.9 million in the 1999 first quarter and $7.9 million in the 1999 fourth quarter. The increase in the 2000 first quarter as compared to the year-earlier period reflected the effects of the 1999 acquisitions.

            The efficiency ratio in the 2000 first quarter was 49.1%, improved from 52.6% in the 1999 first quarter and 50.3% in the fourth quarter of 1999.

LOANS RECEIVABLE

            Total loans receivable were $15.6 billion at March 31, 2000, up 24% from $12.6 billion at March 31, 1999 and 2% from $15.2 billion at year-end 1999. During the first quarter of 2000, commercial real estate loans increased $166 million to $3.6 billion, consumer loans increased $113 million to $2.6 billion and business loans increased $62 million to $1.1 billion. Together, these non-residential loans represented 47% of total loans receivable at March 31, 2000, up from 32% at March 31, 1999 and 46% at year-end 1999.

                                     -more-

LOAN SERVICING

            At March 31, 2000, Dime serviced $38.5 billion of loans for others, compared with $32.5 billion at March 31, 1999 and $37.1 billion at year-end 1999. The weighted average coupon of residential real estate loans serviced for others was 7.27% at March 31, 2000, compared with 7.24% at March 31, 1999 and 7.25% at year-end 1999. The book value of mortgage servicing assets at March 31, 2000 was $943 million, including $43 million associated with interest rate hedges, while the estimated fair value was $991 million.

ASSET QUALITY

            The allowance for loan losses was $142.5 million, or 194% of non-accrual loans, at March 31, 2000, compared with $112.4 million, or 185% of non-accrual loans, at March 31, 1999, and $140.3 million, or 202% of non-accrual loans, at December 31, 1999. At March 31, 2000, the ratio of the allowance for loan losses to loans receivable was 0.91%, compared with 0.89% at the end of the 1999 first quarter and 0.92% at year-end 1999.

            Non-performing assets (non-accrual loans and other real estate owned) were $90 million at March 31, 2000, compared with $85 million at March 31, 1999 and $86 million at December 31, 1999. The ratio of non-performing assets to total assets was 0.37% at the end of the 2000 first quarter, compared with 0.39% at March 31, 1999 and 0.36% at year-end 1999.

            The provision for loan losses was $7.0 million in the 2000 first quarter, compared with $8.0 million in the 1999 first quarter and $7.0 million in the 1999 fourth quarter. Net charge-offs in the 2000 first quarter were $4.8 million, compared with $0.7 million in the 1999 first quarter and $5.8 million in the 1999 fourth quarter.


            At March 31, 2000, Dime had assets of $24.2 billion, deposits of $14.4 billion, and stockholders' equity of $1.6 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

            Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions.

                                     -more-

            Dime believes that "operating earnings" basis information and "cash operating earnings" basis information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although neither operating earnings nor cash operating earnings is currently a required basis for reporting financial results under generally accepted accounting principles.

            Investors are urged to read Dime and Hudson United Bancorp's proxy statement/prospectus, and any amendments or supplements when they become available, as well as any solicitation/recommendation statement that may be filed by Dime, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain them for free from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone: (212) 326-6170, or Innisfree M&A Incorporated at (888) 750-5834.

            Dime, its directors and executive officers and certain other persons may be deemed "participants" in any solicitation of proxies from Dime stockholders. Information regarding the participants in any solicitation is contained in a statement on Schedule 14A filed by Dime with the SEC on April 10, 2000.

                                      # # #

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)

                                                                 AT OR FOR THE THREE MONTHS ENDED
                                             ---------------------------------------------------------------------
                                              MARCH 31,      DEC. 31,      SEPT. 30,      JUNE 30,      MARCH 31,
                                                2000           1999           1999          1999          1999
                                             -----------   ------------   -----------    ----------    -----------
AS REPORTED BASIS
Net income (in thousands)                    $   65,273    $    62,331    $   61,824     $  60,817     $   54,841
Basic earnings per common share                    0.59           0.56          0.55          0.54           0.49
Diluted earnings per common share                  0.59           0.56          0.55          0.54           0.49
Return on average assets                           1.11 %         1.07 %        1.13 %        1.15 %         1.01 %
Return on average stockholders' equity            17.04          16.67         16.75         16.73          15.66

OPERATING EARNINGS BASIS (1)
Net income (in thousands)                    $   65,273    $    62,331    $   61,824     $  60,817    $    58,968
Basic earnings per common share                    0.59           0.56          0.55          0.54           0.53
Diluted earnings per common share                  0.59           0.56          0.55          0.54           0.52
Return on average assets                           1.11 %         1.07 %        1.13 %        1.15 %         1.09 %
Return on average stockholders' equity            17.04          16.67         16.75         16.73          16.84
Interest rate spread                               3.07           3.05          3.12          2.98           2.80
Net interest margin                                2.96           2.98          3.07          2.94           2.75
Non-interest income to total revenues             46.27          46.29         47.29         52.16          52.41
Efficiency ratio                                  49.08          50.30         51.61         51.18          52.62

CASH OPERATING EARNINGS BASIS (2)
Net income (in thousands)                    $   71,669    $    68,486    $   65,744     $  64,190    $    61,747
Basic earnings per common share                    0.65           0.62          0.59          0.57           0.56
Diluted earnings per common share                  0.64           0.62          0.58          0.57           0.55
Return on average tangible assets                  1.25 %         1.21 %        1.22 %        1.23 %         1.15 %
Return on average tangible
    stockholders' equity                          28.59          27.27         22.47         21.43          21.00

PERIOD END BALANCE SHEET ITEMS
(in millions)
Total assets                                 $   24,180    $    23,921    $   22,601     $  21,430    $    21,550
Total interest-earning assets                    21,519         21,314        20,386        19,281         19,593
Securities available for sale                     3,928          3,850         3,837         3,498          3,308
Loans held for sale                               1,505          1,734         1,716         2,513          3,083
Loans receivable                                 15,579         15,207        14,257        12,711         12,592
Total interest-bearing liabilities               22,085         22,007        20,752        19,536         19,703
Deposits                                         14,406         14,261        13,294        13,415         13,166
Borrowed funds                                    7,679          7,746         7,458         6,121          6,537
Stockholders' equity                              1,573          1,516         1,475         1,493          1,417

AVERAGE BALANCES (in millions)
Total assets                                 $   23,476    $    23,201    $   21,814     $  21,202    $    21,619
Total interest-earning assets                    21,014         20,975        19,733        19,127         19,596
Securities available for sale                     3,858          3,955         3,613         3,303          3,300
Loans held for sale                               1,325          1,596         1,993         2,672          3,129
Loans receivable                                 15,315         14,897        13,562        12,580         12,802
Total interest-bearing liabilities               21,536         21,332        19,944        19,340         19,814
Deposits                                         14,231         14,121        13,326        13,270         13,371
Borrowed funds                                    7,305          7,211         6,618         6,070          6,443
Stockholders' equity                              1,532          1,496         1,477         1,454          1,401

(1) Operating earnings represent net income adjusted for the effects of certain non-recurring or unusual items.

(2) Cash operating earnings represent operating earnings excluding amortization of goodwill, net of taxes.

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)

                                                              AT OR FOR THE THREE MONTHS ENDED
                                             ---------------------------------------------------------------------
                                              MARCH 31,      DEC. 31,      SEPT. 30,      JUNE 30,      MARCH 31,
                                                2000           1999           1999          1999          1999
                                             -----------   ------------   -----------    ----------    -----------
ASSET QUALITY (dollars in thousands)
Non-performing assets:
  Non-accrual loans                          $   73,562    $    69,362    $   70,815     $  67,884     $   60,604
  Other real estate owned, net                   16,635         16,691        19,997        20,591         23,902
                                             -----------   ------------   -----------    ----------    -----------
Total non-performing assets                  $   90,197    $    86,053    $   90,812     $  88,475     $   84,506
                                             ===========   ============   ===========    ==========    ===========
Non-performing assets to total assets              0.37 %         0.36 %        0.40 %        0.41 %         0.39 %
Non-accrual loans to loans receivable              0.47           0.46          0.50          0.53           0.48
Allowance for loan losses                    $  142,485    $   140,296    $  137,077     $ 121,381     $  112,369
Allowance for loan losses to:
  Loans receivable                                 0.91 %         0.92 %        0.96 %        0.95 %         0.89 %
  Non-accrual loans                              193.69         202.27        193.57        178.81         185.42

CAPITAL RATIOS
Stockholders' equity to total assets               6.51 %         6.34 %        6.52 %        6.97 %         6.57 %
The Dime Savings Bank of New York, FSB:
  Tangible and core                                6.16 (3)       5.90          6.85          6.92           6.25
  Tier 1 risk-based                                9.00 (3)       8.80         10.23         11.07          10.18
  Total risk-based                                10.50 (3)      10.33         11.15         11.99          11.04

OTHER PERIOD END DATA
Common shares outstanding (in thousands)        111,688        110,895       110,755       113,539        111,346
Book value per common share                  $    14.09    $     13.67    $    13.31     $   13.15     $    12.72
Tangible book value per common share               9.34           8.84         10.39         10.48          10.65
Loans serviced for others (in millions) (4)      38,548         37,110        36,477        32,522         32,451

(3) Preliminary.

(4) Excludes loans being subserviced.

                       DIME BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               MARCH 31,        DECEMBER 31,
                                                                                 2000               1999
                                                                            ----------------   ----------------
ASSETS
Cash and due from banks                                                     $       331,776    $       414,289
Money market investments                                                             14,579             18,166
Securities available for sale                                                     3,928,419          3,849,676
Federal Home Loan Bank of New York stock                                            328,732            328,732
Loans held for sale                                                               1,504,564          1,733,667
Loans receivable, net:
   Residential real estate loans                                                  8,231,525          8,200,120
   Commercial real estate loans                                                   3,648,372          3,482,857
   Consumer loans                                                                 2,608,209          2,495,321
   Business loans                                                                 1,091,004          1,028,756
   Allowance for loan losses                                                       (142,485)          (140,296)
                                                                            ----------------   ----------------
      Total loans receivable, net                                                15,436,625         15,066,758
                                                                            ----------------   ----------------
Premises and equipment, net                                                         208,247            207,373
Mortgage servicing assets                                                           943,400            980,934
Goodwill                                                                            525,548            531,415
Other assets                                                                        958,040            790,315
                                                                            ----------------   ----------------
Total assets                                                                $    24,179,930    $    23,921,325
                                                                            ================   ================
LIABILITIES
Deposits                                                                    $    14,405,595    $    14,261,449
Federal funds purchased and securities sold under
   agreements to repurchase                                                       3,603,841          1,106,067
Other short-term borrowings                                                       2,767,461          5,321,838
Long-term debt                                                                    1,155,825          1,165,868
Guaranteed preferred beneficial interests in Dime Bancorp, Inc.'s
   junior subordinated deferrable interest debentures                               152,225            152,219
Other liabilities                                                                   521,577            397,779
                                                                            ----------------   ----------------
      Total liabilities                                                          22,606,524         22,405,220
                                                                            ----------------   ----------------
STOCKHOLDERS' EQUITY
Common stock                                                                          1,203              1,203
Additional paid-in capital                                                        1,166,543          1,166,530
Retained earnings                                                                   726,015            670,343
Treasury stock, at cost                                                            (216,002)          (230,035)
Accumulated other comprehensive loss                                                (89,866)           (87,257)
Unearned compensation                                                               (14,487)            (4,679)
                                                                            ----------------   ----------------
      Total stockholders' equity                                                  1,573,406          1,516,105
                                                                            ----------------   ----------------
Total liabilities and stockholders' equity                                  $    24,179,930    $    23,921,325
                                                                            ================   ================

                       DIME BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     FOR THE THREE MONTHS ENDED
                                                            ----------------------------------------------------------------------
                                                             MARCH 31,      DEC. 31,      SEPT. 30,      JUNE 30,      MARCH 31,
                                                               2000           1999          1999           1999           1999
                                                            ----------------------------------------------------------------------
INTEREST INCOME
Residential real estate loans                               $   172,462    $  176,044    $   178,268    $   187,254    $  202,816
Commercial real estate loans                                     69,161        63,389         61,507         53,921        49,754
Consumer loans                                                   53,059        51,147         39,370         22,042        19,654
Business loans                                                   22,862        18,658          9,028          6,290         5,764
Mortgage-backed securities                                       63,678        63,515         57,427         52,545        48,898
Other securities                                                 12,538        12,721         12,658         12,696        12,221
Money market investments                                            247           239            496            270           506
                                                            ------------   -----------   ------------   ------------   -----------
      Total interest income                                     394,007       385,713        358,754        335,018       339,613
                                                            ------------   -----------   ------------   ------------   -----------
INTEREST EXPENSE
Deposits                                                        130,476       127,895        117,758        116,511       119,842
Borrowed funds                                                  108,863       103,964         91,753         78,617        84,273
                                                            ------------   -----------   ------------   ------------   -----------
      Total interest expense                                    239,339       231,859        209,511        195,128       204,115
                                                            ------------   -----------   ------------   ------------   -----------
      Net interest income                                       154,668       153,854        149,243        139,890       135,498
Provision for loan losses                                         7,000         7,000          7,000          7,500         8,000
                                                            ------------   -----------   ------------   ------------   -----------
      Net interest income after provision
        for loan losses                                         147,668       146,854        142,243        132,390       127,498
                                                            ------------   -----------   ------------   ------------   -----------
NON-INTEREST INCOME
Loan servicing and production fees                               66,844        68,474         67,402         69,716        61,928
Banking service fees                                             15,521        14,884         13,060         12,587        11,267
Securities and insurance brokerage fees                          10,533         9,129          8,925         10,052         8,604
Net gains on sales activities                                    36,639        36,310         42,114         57,696        64,307
Other                                                             3,644         3,821          2,391          2,452         3,124
                                                            ------------   -----------   ------------   ------------   -----------
      Total non-interest income                                 133,181       132,618        133,892        152,503       149,230
                                                            ------------   -----------   ------------   ------------   -----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                             75,617        74,555         77,521         75,201        76,473
  Occupancy and equipment                                        28,114        27,077         25,897         25,901        24,786
  Other                                                          37,553        42,465         42,698         48,559        48,337
                                                            ------------   -----------   ------------   ------------   -----------
      Total general and administrative expense                  141,284       144,097        146,116        149,661       149,596
Amortization of mortgage servicing assets                        29,232        28,989         27,940         35,200        30,657
Amortization of goodwill                                          8,346         7,917          4,230          3,497         2,876
                                                            ------------   -----------   ------------   ------------   -----------
      Total non-interest expense                                178,862       181,003        178,286        188,358       183,129
                                                            ------------   -----------   ------------   ------------   -----------
Income before income tax expense and
  extraordinary items                                           101,987        98,469         97,849         96,535        93,599
Income tax expense                                               36,714        36,138         36,025         35,718        34,631
                                                            ------------   -----------   ------------   ------------   -----------
Income before extraordinary items                                65,273        62,331         61,824         60,817        58,968
Extraordinary items - losses on early
  extinguishment of debt, net of tax benefits                        --            --             --             --        (4,127)
                                                            ------------   -----------   ------------   ------------   -----------
Net income                                                  $    65,273    $   62,331    $    61,824    $    60,817    $   54,841
                                                            ============   ===========   ============   ============   ===========
PER COMMON SHARE
Basic earnings:
  Income before extraordinary items                         $      0.59    $     0.56    $      0.55    $      0.54    $     0.53
  Extraordinary items                                                --            --             --             --         (0.04)
                                                            ------------   -----------   ------------   ------------   -----------
  Net income                                                $      0.59    $     0.56    $      0.55    $      0.54    $     0.49
                                                            ============   ===========   ============   ============   ===========
Diluted earnings:
  Income before extraordinary items                         $      0.59    $      0.56   $      0.55    $      0.54    $     0.52
  Extraordinary items                                                --            --             --             --         (0.03)
                                                            ------------   -----------   ------------   ------------   -----------
  Net income                                                $      0.59    $      0.56   $      0.55    $      0.54    $     0.49
                                                            ============   ===========   ============   ============   ===========
Cash dividends declared                                     $      0.06    $      0.06   $      0.06    $      0.06    $     0.05
AVERAGE COMMON SHARES OUTSTANDING
Basic                                                           110,537        110,440       112,046        111,958       110,976
Diluted                                                         111,229        111,332       113,127        113,239       112,439

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     DIME BANCORP, INC.



                                                     By: /s/ James E. Kelly
                                                         -----------------------
                                                         James E. Kelly
                                                         General Counsel


Date: April 19, 2000